Exhibit 99.2

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

Unless otherwise indicated, General Motors Company's (GM) non-GAAP measures are related to our continuing operations and not our discontinued operations. GM's non-GAAP measures include earnings before interest and taxes (EBIT)-adjusted, presented net of noncontrolling interests, Core EBIT-adjusted, earnings per share (EPS)-diluted-adjusted, effective tax rate-adjusted (ETR-adjusted), return on invested capital-adjusted (ROIC-adjusted), adjusted automotive free cash flow and Core adjusted automotive free cash flow. GM's calculation of these non-GAAP measures may not be comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result, the use of these non-GAAP measures has limitations and should not be considered superior to, in isolation from, or as a substitute for, related U.S. GAAP measures.

These non-GAAP measures allow management and investors to view operating trends, perform analytical comparisons and benchmark performance between periods and among geographic regions to understand operating performance without regard to items we do not consider a component of our core operating performance. Furthermore, these non-GAAP measures allow investors the opportunity to measure and monitor our performance against our externally communicated targets and evaluate the investment decisions being made by management to improve ROIC-adjusted. Management uses these measures in its financial, investment and operational decision-making processes, for internal reporting and as part of its forecasting and budgeting processes. Further, our Board of Directors uses certain of these and other measures as key metrics to determine management performance under our performance-based compensation plans. For these reasons we believe these non-GAAP measures are useful for our investors.

EBIT-adjusted EBIT-adjusted is presented net of noncontrolling interests and is used by management and can be used by investors to review our consolidated operating results because it excludes automotive interest income, automotive interest expense and income taxes as well as certain additional adjustments that are not considered part of our core operations. Examples of adjustments to EBIT include but are not limited to impairment charges on long-lived assets and other exit costs resulting from strategic shifts in our operations or discrete market and business conditions; costs arising from the ignition switch recall and related legal matters; and certain currency devaluations associated with hyperinflationary economies. For EBIT-adjusted and our other non-GAAP measures, once we have made an adjustment in the current period for an item, we will also adjust the related non-GAAP measure in any future periods in which there is a significant impact from the item.

Core EBIT-adjusted Core EBIT-adjusted is used by management and can be used by investors to review our core consolidated operating results. Core EBIT-adjusted begins with EBIT-adjusted and excludes the EBIT-adjusted results of our autonomous vehicle operations, including Cruise Automation Inc. (Cruise), Maven and our investment in Lyft.

EPS-diluted-adjusted EPS-diluted-adjusted is used by management and can be used by investors to review our consolidated diluted EPS results on a consistent basis. EPS-diluted-adjusted is calculated as net income attributable to common stockholders-diluted less income (loss) from discontinued operations on an after-tax basis, adjustments noted above for EBIT-adjusted and certain income tax adjustments divided by weighted-average common shares outstanding-diluted. Examples of income tax adjustments include the establishment or reversal of significant deferred tax asset valuation allowances.

ETR-adjusted ETR-adjusted is used by management and can be used by investors to review the consolidated effective tax rate for our core operations on a consistent basis. ETR-adjusted is calculated as Income tax expense less the income tax related to the adjustments noted above for EBIT-adjusted and the income tax adjustments noted above for EPS-diluted-adjusted divided by Income before income taxes less adjustments.

ROIC-adjusted ROIC-adjusted is used by management and can be used by investors to review our investment and capital allocation decisions. We define ROIC-adjusted as EBIT-adjusted for the trailing four quarters divided by ROIC-adjusted average net assets, which is considered to be the average equity balances adjusted for average automotive debt and interest liabilities, exclusive of capital leases; average automotive net pension and OPEB liabilities; and average automotive net income tax assets during the same period. Adjustments to the average equity balances exclude assets and liabilities classified as either assets held for sale or liabilities held for sale.

Adjusted automotive free cash flow Adjusted automotive free cash flow is used by management and can be used by investors to review the liquidity of our automotive operations and to measure and monitor our performance against our capital allocation program and evaluate our automotive liquidity against the substantial cash requirements of our automotive operations. We measure adjusted automotive free cash flow as automotive operating cash flow from continuing operations less capital expenditures adjusted for management actions. Management actions can include voluntary events such as discretionary contributions to employee benefit plans or nonrecurring specific events such as a plant closure that are considered special for EBIT-adjusted purposes.

Core adjusted automotive free cash flow Core adjusted automotive free cash flow is used by management and can be used by investors to review the liquidity of our automotive operations and to measure and monitor our performance against our capital allocation program and evaluate our automotive liquidity against the substantial cash requirements of our automotive operations. Core adjusted automotive free cash flow begins with adjusted automotive free cash flow from continuing operations and excludes the free cash flows of our autonomous vehicle operations, including Cruise, Maven and our investment in Lyft.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The following table reconciles segment profit to Net income attributable to stockholders under U.S. GAAP (dollars in millions):

	Three Months Ended
	March 31, 2018	March 31, 2017
Operating segments
GM North America (GMNA)	$2,233	$3,471
GM International (GMI)	189	178
General Motors Financial Company, Inc. (GM Financial)(a)	443	228
Total operating segments	2,865	3,877
Corporate and eliminations(b)	(255)	(323)
EBIT-adjusted	2,610	3,554
Adjustments - GMI restructuring(c)	(942)	—
Automotive interest income	64	57
Automotive interest expense	(150)	(147)
Income tax expense	(466)	(787)
Income from continuing operations(d)	1,116	2,677
Loss from discontinued operations, net of tax(e)	70	69
Net income attributable to stockholders	$1,046	$2,608
__________

(a)	GM Financial amounts represent earnings before income taxes-adjusted.

(b)
GM's automotive operations' interest income and interest expense, Maven, legacy costs from the Opel and Vauxhall businesses and certain other assets in Europe (the Opel/Vauxhall Business), which are primarily pension costs, corporate expenditures including autonomous vehicle-related engineering and other costs and certain nonsegment specific revenues and expenses are recorded centrally in Corporate.

(c)
This adjustment was excluded because of a strategic decision to rationalize our core operations by exiting or significantly reducing our presence in various international markets to focus resources on opportunities expected to deliver higher returns. The adjustment primarily consists of asset impairments and employee separation costs in Korea.

(d)	Net of Net (income) loss attributable to noncontrolling interests.

(e)	Represents the results of the Opel/Vauxhall Business and our European financing subsidiaries and branches (the Fincos, and together with the Opel/Vauxhall Business, the European Business).

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The following table reconciles Net income (loss) attributable to stockholders under U.S. GAAP to EBIT-adjusted (dollars in millions):

	Three Months Ended
	March 31,		December 31,		September 30,		June 30,
	2018	2017	2017	2016	2017	2016	2017	2016
Net income (loss) attributable to stockholders	$1,046	$2,608	$(5,151)	$1,835	$(2,981)	$2,773	$1,660	$2,866
(Income) loss from discontinued operations, net of tax	70	69	277	120	3,096	(5)	770	(106)
Income tax expense	466	787	7,896	303	2,316	902	534	877
Automotive interest expense	150	147	145	150	151	145	132	144
Automotive interest income	(64)	(57)	(82)	(45)	(59)	(43)	(68)	(50)
Adjustments
GMI restructuring(a)	942	—	—	—	—	—	540	—
Ignition switch recall and related legal matters(b)	—	—	—	235	—	(110)	114	115
Total adjustments	942	—	—	235	—	(110)	654	115
EBIT-adjusted	$2,610	$3,554	$3,085	$2,598	$2,523	$3,662	$3,682	$3,846
________

(a)
These adjustments were excluded because of a strategic decision to rationalize our core operations by exiting or significantly reducing our presence in various international markets to focus resources on opportunities expected to deliver higher returns. The adjustment in the three months ended March 31, 2018 primarily consists of asset impairments and employee separation costs in Korea. The adjustment in the three months ended June 30, 2017 primarily consists of asset impairments and other restructuring actions in India, South Africa and Venezuela.

(b)	These adjustments were excluded because of the unique events associated with the ignition switch recall, which included various investigations, inquiries, and complaints from constituents.

The following table reconciles EBIT-adjusted to Core EBIT-adjusted:

	Three Months Ended		Year Ended
	March 31, 2018	March 31, 2017	December 31, 2017
EBIT-adjusted(a)	$2,610	$3,554	$12,844
EBIT loss-adjusted – autonomous vehicle operations	188	148	706
Core EBIT-adjusted	$2,798	$3,702	$13,550
________

(a)	Refer to the reconciliation of Net income (loss) attributable to stockholders under U.S. GAAP to EBIT-adjusted.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The following table reconciles diluted earnings per common share under U.S. GAAP to EPS-diluted-adjusted (dollars in millions):

	Three Months Ended
	March 31, 2018		March 31, 2017
	Amount	Per Share	Amount	Per Share
Diluted earnings per common share	$1,032	$0.72	$2,608	$1.70
Diluted loss per common share – discontinued operations	70	0.05	69	0.05
Adjustment – GMI restructuring	942	0.66	—	—
EPS-diluted-adjusted	$2,044	$1.43	$2,677	$1.75

The following table reconciles our effective tax rate under U.S. GAAP to ETR-adjusted (dollars in millions):

	Three Months Ended
	March 31, 2018			March 31, 2017
	Income before income taxes	Income tax expense	Effective tax rate	Income before income taxes	Income tax expense	Effective tax rate
Effective tax rate	$1,576	$466	29.6%	$3,473	$787	22.7%
Adjustment – GMI restructuring	942	—		—	—
ETR-adjusted	$2,518	$466	18.5%	$3,473	$787	22.7%

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

We define return on equity (ROE) as Net income (loss) attributable to stockholders for the trailing four quarters divided by average equity for the same period. Management uses average equity to provide comparable amounts in the calculation of ROE. The following table summarizes the calculation of ROE (dollars in billions):

	Four Quarters Ended
	March 31, 2018	March 31, 2017
Net income (loss) attributable to stockholders	$(5.4)	$10.1
Average equity	$39.3	$44.8
ROE	(13.8)%	22.5%

The following table summarizes the calculation of ROIC-adjusted (dollars in billions):

	Four Quarters Ended
	March 31, 2018	March 31, 2017
EBIT-adjusted(a)	$11.9	$13.7
Average equity	$39.3	$44.8
Add: Average automotive debt and interest liabilities (excluding capital leases)	12.7	10.0
Add: Average automotive net pension & OPEB liability	20.6	21.5
Less: Average automotive net income tax asset	(26.9)	(32.4)
ROIC-adjusted average net assets	$45.7	$43.9
ROIC-adjusted	26.0%	31.1%
________

(a)	Refer to the reconciliation of Net income (loss) attributable to stockholders under U.S. GAAP to EBIT-adjusted in a preceding section.

The following table reconciles Net automotive cash provided by (used in) operating activities from continuing operations under U.S. GAAP to adjusted automotive free cash flow (dollars in millions):

	Three Months Ended
	March 31, 2018	March 31, 2017
Net automotive cash provided by (used in) operating activities – continuing operations	$(1,212)	$1,090
Less: capital expenditures – continuing operations	(2,252)	(1,710)
Adjusted automotive free cash flow – continuing operations	(3,464)	(620)
Net automotive cash provided by operating activities – discontinued operations	—	307
Less: capital expenditures – discontinued operations	—	(270)
Adjusted automotive free cash flow	$(3,464)	$(583)

The following table reconciles adjusted automotive free cash flow to Core adjusted automotive free cash flow (dollars in millions):

	Three Months Ended		Year Ended
	March 31, 2018	March 31, 2017	December 31, 2017
Adjusted automotive free cash flow – continuing operations(a)	$(3,464)	$(620)	$5,161
Net automotive cash used in operating activities – autonomous vehicle operations	167	77	524
Capital expenditures – autonomous vehicles operations	12	—	34
Core adjusted automotive free cash flow	$(3,285)	$(543)	$5,719
__________

(a)	Refer to the reconciliation of adjusted automotive free cash flow.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The following tables summarize key financial information by segment (dollars in millions):

	GMNA	GMI	Corporate	Eliminations	Total Automotive	GM Financial	Eliminations	Total
Three Months Ended March 31, 2018
Net sales and revenue	$27,818	$4,848	$49		$32,715	$3,411	$(27)	$36,099
Expenditures for property	$2,064	$162	$26	$—	$2,252	$20	$—	$2,272
Depreciation and amortization	$1,109	$153	$12	$—	$1,274	$1,823	$—	$3,097
Impairment charges	$25	$459	$—	$—	$484	$—	$—	$484
Equity income(a)	$2	$594	$—	$—	$596	$52	$—	$648

	GMNA	GMI	Corporate	Eliminations	Total Automotive	GM Financial	Eliminations	Total
Three Months Ended March 31, 2017
Net sales and revenue	$29,338	$5,138	$174		$34,650	$2,748	$(132)	$37,266
Expenditures for property	$1,528	$180	$2	$—	$1,710	$20	$—	$1,730
Depreciation and amortization	$1,102	$191	$2	$(1)	$1,294	$1,428	$—	$2,722
Impairment charges	$15	$1	$5	$—	$21	$—	$—	$21
Equity income(a)	$5	$504	$—	$—	$509	$46	$—	$555
________

(a)	Includes Automotive China equity income of $597 million and $504 million in the three months ended March 31, 2018 and 2017.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

Vehicle Sales

GM presents both wholesale and retail vehicle sales data to assist in the analysis of our revenue and our market share. GM does not currently export vehicles to Cuba, Iran, North Korea, Sudan or Syria. Accordingly these countries are excluded from industry sales data and corresponding calculation of GM's market share.

Wholesale vehicle sales data, which represents sales directly to dealers and others, including sales to fleet customers, is the measure that correlates to GM's revenue from the sale of vehicles, which is the largest component of Automotive net sales and revenue. Wholesale vehicle sales exclude vehicles sold by joint ventures. In the three months ended March 31, 2018, 34.9% of our wholesale vehicle sales volume was generated outside the U.S. The following table summarizes total wholesale vehicle sales of new vehicles by automotive segment (vehicles in thousands):

	Three Months Ended
	March 31, 2018	March 31, 2017
GMNA(a)	893	940
GMI(b)	266	299
Total	1,159	1,239

Discontinued operations	—	303

__________

(a)	Wholesale vehicle sales related to transactions with the European Business were insignificant for the three months ended March 31, 2017.

(b)	Wholesale vehicle sales include 48 vehicles related to transactions with the European Business for the three months ended March 31, 2017.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

Retail vehicle sales data, which represents sales to end customers based upon the good faith estimates of management, including sales to fleet customers, does not correlate directly to the revenue GM recognizes during the period. However retail vehicle sales data is indicative of the underlying demand for GM vehicles. Market share information is based primarily on retail vehicle sales volume. In countries where retail vehicle sales data is not readily available, other data sources such as wholesale or forecast volumes are used to estimate retail vehicle sales to end customers.

Retail vehicle sales data includes all sales by joint ventures on a total vehicle basis, not based on the percentage of ownership in the joint venture. Certain joint venture agreements in China allow for the contractual right to report vehicle sales of non-GM trademarked vehicles by those joint ventures. Retail vehicle sales data includes vehicles used by dealers under courtesy transportation programs and vehicles sold through the dealer registration channel. This sales channel consists primarily of dealer demonstrator, loaner and self-registered vehicles which are not eligible to be sold as new vehicles after being registered by dealers. Certain fleet sales that are accounted for as operating leases are included in retail vehicle sales at the time of delivery to daily rental car companies. The following table summarizes total industry retail sales, or estimated sales where retail sales volume is not available by geographic region (vehicles in thousands):

	Three Months Ended
	March 31, 2018	March 31, 2017
United States
Chevrolet – Cars	121	154
Chevrolet – Trucks	223	203
Chevrolet – Crossovers	147	115
Cadillac	37	34
Buick	57	50
GMC	131	134
Total United States	716	690
Canada, Mexico and Other	111	126
Total North America(a)	827	816
Asia/Pacific, Middle East and Africa
Chevrolet	216	209
Wuling	289	324
Buick	272	250
Baojun	244	204
Cadillac	57	41
Other	23	42
Total Asia/Pacific, Middle East and Africa(a)(b)(c)	1,101	1,070
South America(a)(d)	167	148
Total in GM markets	2,095	2,034
Total Europe	1	310
Total Worldwide	2,096	2,344
_______

(a)	Sales of Opel/Vauxhall outside of Europe were insignificant in the three months ended March 31, 2018 and 2017.

(b)	We use estimated vehicle registrations data as the basis for calculating industry volume and market share in China.

(c)	Includes Industry and GM sales in India and South Africa. As of December 31, 2017 we have ceased sales of Chevrolet for the domestic markets in India and South Africa.

(d)	Primarily Chevrolet.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The vehicle sales at GM's China joint ventures presented in the following table are included in GM's retail vehicle sales on the preceding page (vehicles in thousands):

	Three Months Ended
	March 31, 2018	March 31, 2017
SAIC General Motors Sales Co., Ltd.(a)	457	386
SAIC GM Wuling Automobile Co., Ltd. and FAW-GM Light Duty Commercial Vehicle Co., Ltd.(a)	529	527

	Three Months Ended
	March 31, 2018	March 31, 2017
Market Share
United States – Cars	10.9%	11.9%
United States – Trucks	24.8%	25.2%
United States – Crossovers	16.4%	15.1%
Total United States	17.0%	16.8%
Total North America	16.3%	16.3%
Total Asia/Pacific, Middle East and Africa(a)	9.0%	9.2%
Total South America	15.5%	15.7%
Total GM Market	11.4%	11.6%
Total Europe	—%	6.1%
Total Worldwide	9.0%	10.4%

United States fleet sales as a percentage of retail vehicle sales	23.0%	20.7%

North America capacity two shift utilization	99.0%	106.0%
_______

(a)	We use estimated vehicle registrations data as the basis for calculating industry volume and market share in China.

General Motors Company and Subsidiaries

Combining Income Statement Information
(In millions) (Unaudited)

	Three Months Ended March 31, 2018				Three Months Ended March 31, 2017
	Automotive	GM Financial	Eliminations	Combined	Automotive	GM Financial	Eliminations	Combined
Net sales and revenue
Automotive	$32,715	$—	$(24)	$32,691	$34,650	$—	$(131)	$34,519
GM Financial	—	3,411	(3)	3,408	—	2,748	(1)	2,747
Total net sales and revenue	32,715	3,411	(27)	36,099	34,650	2,748	(132)	37,266
Costs and expenses
Automotive cost of sales	30,209	—	(25)	30,184	29,893	—	(132)	29,761
GM Financial interest, operating and other expenses	—	3,020	(6)	3,014	—	2,566	—	2,566
Automotive selling, general and administrative expense	2,372	—	—	2,372	2,356	—	—	2,356
Total costs and expenses	32,581	3,020	(31)	35,570	32,249	2,566	(132)	34,683
Operating income	134	391	4	529	2,401	182	—	2,583
Automotive interest expense	152	—	(2)	150	147	—	—	147
Interest income and other non-operating income, net	549	—	—	549	482	—	—	482
Equity income	596	52	—	648	509	46	—	555
Income before income taxes	1,127	443	6	1,576	3,245	228	—	3,473
Income tax expense	397	69	—	466	740	47	—	787
Income from continuing operations	730	374	6	1,110	2,505	181	—	2,686
(Income) loss from discontinued operations, net of tax	64	—	6	70	93	(24)	—	69
Net income	666	374	—	1,040	2,412	205	—	2,617
Net (income) loss attributable to noncontrolling interests	6	—	—	6	(9)	—	—	(9)
Net income attributable to stockholders	$672	$374	$—	$1,046	$2,403	$205	$—	$2,608

Net income attributable to common stockholders	$672	$360	$—	$1,032	$2,403	$205	$—	$2,608

General Motors Company and Subsidiaries

Basic and Diluted Earnings per Share
(Unaudited)

The following table summarizes basic and diluted earnings (loss) per share (in millions, except per share amounts):

	Three Months Ended
	March 31, 2018	March 31, 2017
Basic earnings per share
Income from continuing operations(a)	$1,116	$2,677
Less: cumulative dividends on GM Financial preferred stock	(14)	—
Income from continuing operations attributable to common stockholders	1,102	2,677
Loss from discontinued operations, net of tax	70	69
Net income attributable to common stockholders	$1,032	$2,608

Weighted-average common shares outstanding	1,408	1,505

Basic earnings per common share – continuing operations	$0.78	$1.78
Basic loss per common share – discontinued operations	$0.05	$0.05
Basic earnings per common share	$0.73	$1.73
Diluted earnings per share
Income from continuing operations attributable to common stockholders – diluted(a)	$1,102	$2,677
Loss from discontinued operations, net of tax – diluted	$70	$69
Net income attributable to common stockholders – diluted	$1,032	$2,608

Weighted-average common shares outstanding – diluted	1,430	1,532

Diluted earnings per common share – continuing operations	$0.77	$1.75
Diluted loss per common share – discontinued operations	$0.05	$0.05
Diluted earnings per common share	$0.72	$1.70
Potentially dilutive securities(b)	4	—
__________

(a)	Net of Net (income) loss attributable to noncontrolling interests.

(b)
Potentially dilutive securities attributable to outstanding stock options and Restricted Stock Units were excluded from the computation of diluted earnings per share because the securities would have had an antidilutive effect.

General Motors Company and Subsidiaries

Combining Balance Sheet Information
(In millions, except per share amounts) (Unaudited)

	March 31, 2018				December 31, 2017
	Automotive	GM Financial	Reclassifications / Eliminations	Combined	Automotive	GM Financial	Reclassifications / Eliminations	Combined
ASSETS
Current Assets
Cash and cash equivalents	$10,078	$4,178	$—	$14,256	$11,247	$4,265	$—	$15,512
Marketable securities	7,110	—	—	7,110	8,313	—	—	8,313
Accounts and notes receivable, net(a)	10,126	1,433	(790)	10,769	7,759	806	(401)	8,164
GM Financial receivables, net(b)	—	21,571	(414)	21,157	—	20,901	(380)	20,521
Inventories	11,461	—	—	11,461	10,663	—	—	10,663
Equipment on operating leases, net	789	—	—	789	1,106	—	—	1,106
Other current assets	1,642	4,251	—	5,893	1,396	3,069	—	4,465
Total current assets	41,206	31,433	(1,204)	71,435	40,484	29,041	(781)	68,744
Non-current Assets
GM Financial receivables, net(b)	—	22,202	(56)	22,146	—	21,271	(63)	21,208
Equity in net assets of nonconsolidated affiliates	8,602	1,281	—	9,883	7,886	1,187	—	9,073
Property, net	37,057	264	—	37,321	35,994	259	—	36,253
Goodwill and intangible assets, net	4,421	1,369	—	5,790	4,482	1,367	—	5,849
Equipment on operating leases, net	—	43,444	—	43,444	—	42,882	—	42,882
Deferred income taxes	23,278	260	—	23,538	23,229	315	—	23,544
Other assets	4,212	957	—	5,169	4,000	929	—	4,929
Total non-current assets	77,570	69,777	(56)	147,291	75,591	68,210	(63)	143,738
Total Assets	$118,776	$101,210	$(1,260)	$218,726	$116,075	$97,251	$(844)	$212,482
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable (principally trade)(a)	$26,121	$708	$(790)	$26,039	$23,696	$634	$(401)	$23,929
Short-term debt and current portion of long-term debt
Automotive(b)	4,755	—	(414)	4,341	2,895	—	(380)	2,515
GM Financial	—	25,006	—	25,006	—	24,450	—	24,450
Accrued liabilities	23,255	4,075	—	27,330	22,544	3,452	—	25,996
Total current liabilities	54,131	29,789	(1,204)	82,716	49,135	28,536	(781)	76,890
Non-current Liabilities
Long-term debt
Automotive(b)	11,013	—	(56)	10,957	11,050	—	(63)	10,987
GM Financial	—	58,514	—	58,514	—	56,267	—	56,267
Postretirement benefits other than pensions	5,927	—	—	5,927	5,998	—	—	5,998
Pensions	13,206	3	—	13,209	13,743	3	—	13,746
Other liabilities	10,241	1,704	—	11,945	10,689	1,705	—	12,394
Total non-current liabilities	40,387	60,221	(56)	100,552	41,480	57,975	(63)	99,392
Total Liabilities	94,518	90,010	(1,260)	183,268	90,615	86,511	(844)	176,282
Commitments and contingencies
Equity
Common stock, $0.01 par value	14	—	—	14	14	—	—	14
Preferred stock, $0.01 par value	—	—	—	—	—	—	—	—
Additional paid-in capital(c)	25,337	955	(955)	25,337	25,371	985	(985)	25,371
Retained earnings	6,100	10,928	—	17,028	7,128	10,499	—	17,627
Accumulated other comprehensive loss	(7,398)	(683)	—	(8,081)	(7,267)	(744)	—	(8,011)
Total stockholders’ equity	24,053	11,200	(955)	34,298	25,246	10,740	(985)	35,001
Noncontrolling interests(c)	205	—	955	1,160	214	—	985	1,199
Total Equity	24,258	11,200	—	35,458	25,460	10,740	—	36,200
Total Liabilities and Equity	$118,776	$101,210	$(1,260)	$218,726	$116,075	$97,251	$(844)	$212,482
_________

(a)
Eliminations include GM Financial accounts receivable of $658 million offset by Automotive accounts payable and Automotive accounts receivable of $132 million offset by GM Financial accounts payable at March 31, 2018 and GM Financial accounts receivable of $309 million offset by Automotive accounts payable and Automotive accounts receivable of $92 million offset by GM Financial accounts payable at December 31, 2017.

(b)	Eliminations include GM Financial loan receivable of $470 million and $443 million offset by an Automotive loan payable at March 31, 2018 and December 31, 2017.

(c)	Reclassification of GM Financial Cumulative Perpetual Preferred Stock, Series A. The preferred stock is classified as noncontrolling interests in our condensed consolidated balance sheet.

General Motors Company and Subsidiaries

Combining Cash Flow Information
(In millions) (Unaudited)

	Three Months Ended March 31, 2018				Three Months Ended March 31, 2017
	Automotive	GM Financial	Reclassification/Eliminations	Combined	Automotive	GM Financial	Reclassification/Eliminations	Combined
Cash flows from operating activities
Income from continuing operations	$730	$374	$6	$1,110	$2,505	$181	$—	$2,686
Depreciation, amortization and impairment charges	1,758	1,823	—	3,581	1,315	1,428	—	2,743
Foreign currency remeasurement and transaction losses	238	5	—	243	137	7	—	144
Undistributed earnings of nonconsolidated affiliates, net	(596)	(52)	—	(648)	(508)	(47)	—	(555)
Pension contributions and OPEB payments	(400)	—	—	(400)	(382)	—	—	(382)
Pension and OPEB income, net	(300)	—	—	(300)	(200)	—	—	(200)
Provision for deferred taxes	318	47	—	365	991	45	—	1,036
Change in other operating assets and liabilities(a)(b)	(2,960)	(528)	(15)	(3,503)	(2,768)	(282)	(624)	(3,674)
Net cash provided by (used in) operating activities – continuing operations	(1,212)	1,669	(9)	448	1,090	1,332	(624)	1,798
Net cash provided by operating activities – discontinued operations	—	—	—	—	308	66	(131)	243
Net cash provided by (used in) operating activities	(1,212)	1,669	(9)	448	1,398	1,398	(755)	2,041
Cash flows from investing activities
Expenditures for property	(2,252)	(20)	—	(2,272)	(1,710)	(20)	—	(1,730)
Available-for-sale marketable securities, acquisitions	(914)	—	—	(914)	(1,316)	—	—	(1,316)
Available-for-sale marketable securities, liquidations	2,062	—	—	2,062	2,914	—	—	2,914
Purchases of finance receivables, net(a)(b)	—	(5,073)	148	(4,925)	—	(6,026)	624	(5,402)
Principal collections and recoveries on finance receivables(b)	—	3,608	(130)	3,478	—	2,810	(2)	2,808
Purchases of leased vehicles, net	—	(4,496)	—	(4,496)	—	(4,727)	—	(4,727)
Proceeds from termination of leased vehicles	—	2,379	—	2,379	—	1,079	—	1,079
Other investing activities	(40)	—	—	(40)	1	—	—	1
Net cash used in investing activities – continuing operations	(1,144)	(3,602)	18	(4,728)	(111)	(6,884)	622	(6,373)
Net cash provided by (used in) investing activities – discontinued operations	166	—	—	166	(270)	(293)	131	(432)
Net cash used in investing activities	(978)	(3,602)	18	(4,562)	(381)	(7,177)	753	(6,805)
Cash flows from financing activities
Net increase (decrease) in short-term debt	97	23	—	120	—	(360)	—	(360)
Proceeds from issuance of debt (original maturities greater than three months)	1,871	9,463	—	11,334	257	11,023	—	11,280
Payments on debt (original maturities greater than three months)	(166)	(6,652)	(14)	(6,832)	(172)	(4,971)	2	(5,141)
Payments to purchase common stock	(100)	—	—	(100)	—	—	—	—
Dividends paid	(536)	(30)	—	(566)	(573)	—	—	(573)
Other financing activities	(152)	(40)	5	(187)	(117)	(27)	—	(144)
Net cash provided by (used in) financing activities – continuing operations	1,014	2,764	(9)	3,769	(605)	5,665	2	5,062
Net cash used in financing activities – discontinued operations	—	—	—	—	(5)	(10)	—	(15)
Net cash provided by (used in) financing activities	1,014	2,764	(9)	3,769	(610)	5,655	2	5,047
Effect of exchange rate changes on cash, cash equivalents and restricted cash	36	8	—	44	66	37	—	103
Net transactions with Automotive/GM Financial	—	—	—	—	(112)	112	—	—
Net increase (decrease) in cash, cash equivalents and restricted cash	(1,140)	839	—	(301)	361	25	—	386
Cash, cash equivalents and restricted cash at beginning of period	11,281	6,567	—	17,848	9,858	5,302	—	15,160
Cash, cash equivalents and restricted cash at end of period	$10,141	$7,406	$—	$17,547	$10,219	$5,327	$—	$15,546
Cash, cash equivalents and restricted cash – continuing operations at end of period	$10,141	$7,406	$—	$17,547	$10,218	$4,737	$—	$14,955
Cash, cash equivalents and restricted cash – discontinued operations at end of period	$—	$—	$—	$—	$1	$590	$—	$591

(a)
Reclassifications of $13 million and $493 million in the three months ended March 31, 2018 and 2017 for purchases/collections of wholesale finance receivables resulting from vehicles sold by GM to dealers that have arranged their inventory floor plan financing through GM Financial.

(b)
Eliminations include $161 million and $131 million in Purchase of finance receivables, net in the three months ended March 31, 2018 and 2017 and $129 million in Principal collections and recoveries on finance receivables in the three months ended March 31, 2018 related to the re-timing of cash receipts and payments between Automotive and GM Financial.